SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2000

                          DYNAMIC HEALTH PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)

          FLORIDA                   0-23031                      34-1711778
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(State or other jurisdiction     (File Number)                 (IRS Employer
      of incorporation)                                      Identification No.)

                              6950 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code (727) 544-8866

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On May 9, 2000, Grant Thornton LLP notified the Company that it was terminating its client-accountant relationship with the Company. This letter was received by the Company after the Company had expressed its dissatisfaction to Grant Thornton regarding the amount of its fees, which in the opinion of management of the Company were excessive.

         Also on May 9, 2000, the Company's audit committee approved the appointment of Brimmer, Burek & Keelan LLP as its independent auditors for the fiscal year ended March 31, 2000.

         The report of Grant Thornton for the fiscal year ended March 31, 1999 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         Effective November 26, 1999, the Company transferred all of the shares of Becan Distributors, Inc., a wholly-owned subsidiary, to DrugMax.com, Inc. in exchange for $2,000,000 in cash and 2,000,000 shares of common stock of DrugMax. Additional consideration consisted of 1,000,000 shares of common stock of DrugMax, which shares were placed in escrow pursuant to an escrow agreement, and which shares would be issuable at a future date to the Company upon the attainment by Becan of certain projected revenues and gross margins for the fiscal years ending March 31, 2000 and 2001.

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         In connection with its review of the Company's financial statements for the fiscal quarter ended December 31, 1999, Grant Thornton disagreed with the Company's financial reporting of the Becan/DrugMax transaction in two respects. Because of these disagreements the Company has not filed its Form 10-QSB for the fiscal quarter ended December 31, 1999.

         First, Grant Thornton disagreed with the Company's proposed valuation of the common stock of DrugMax.com, Inc. received by the Company in connection with the Becan transaction. In response to this matter, the Company sought an interpretation from the Securities and Exchange Commission regarding the proper valuation of the DrugMax common stock for financial reporting purposes. On May 15, 2000, the Company received a response from the Securities and Exchange Commission that was consistent with the position taken by Grant Thornton. The Company intends to file Form 10-QSB for the fiscal quarter ended December 31, 1999, consistent with the valuation position of the Securities and Exchange Commission, as soon as practicable.

         Second, Grant Thornton, based upon the Agreement and Plan of Reorganization as filed, disagreed with the Company's characterization of the Becan/DrugMax transaction as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, despite the intent of both the seller and the buyer that the transaction be a tax-free reorganization. As a further step in this reorganization, Becan subsequently merged into DrugMax, with DrugMax continuing as the surviving entity. The Company believes that the Becan/DrugMax transaction constituted a tax-free reorganization following the merger of Becan into DrugMax.

         The Company has authorized Grant Thornton to respond fully and without limitation to inquiries of Brimmer, Burek & Keelan LLP concerning each of the matters discussed above as to which Grant Thornton disagreed with the position of the Company.

         During the two most recent fiscal years and through the date of this filing, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with Brimmer, Burek & Keelan LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

         A letter of Grant Thornton LLP, as required by Item 304(a)(3) of Regulation S-K, will be filed with the Securities and Exchange Commission within two business days after receipt by the Company, but in no event more than ten business days after the date of this filing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                        DYNAMIC HEALTH PRODUCTS, INC.

May 16, 2000                            By: /s/ KOTHA S. SEKHARAM
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                                            Kotha S. Sekharam, President

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